ARTICLES OF AMENDMENT
                                    RESTATING
                           ARTICLE OF INCORPORATION OF
                                   GRACO INC.

                          INCIDENT TO A STOCK SPLIT BY
                               BOARD OF DIRECTORS


      The undersigned, Robert M. Mattison, Secretary of Graco Inc., a Minnesota corporation, (the "Company"), hereby certifies:

      (i) that Article 4.1(a) of the Company's Articles of Incorporation has been amended to read in its entirety as follows:

            "4.1(a) The total number of shares which this corporation shall be authorized to issue is Forty-eight Million Twenty-two Thousand Five Hundred Forty-nine (48,022,549) shares of which Forty-five Million (45,000,000) shares of the par value of $1.00 per share shall be Common Shares, Three Million (3,000,000) shares of the par value of $1.00 per share shall be Preferred Shares and Twenty-two Thousand Five Hundred Forty-nine (22,249) shares of the par value of $100.00 per share shall be Cumulative Preferred Shares."

      (ii) That such amendment has been adopted in accordance with the requirements of, and pursuant to, Chapter 302A of the Minnesota Statutes;

      (iii) That such amendment was adopted pursuant to Section 302A.402 of the Minnesota Statutes in connection with a division of the Company's Common Stock; and

      (iv) That such amendment will not adversely affect the rights or preferences of the holders of the outstanding shares of any class or series of the Company and will not result in the percentage of authorized shares of any class or series that remains unissued after such division exceeding the percentage of authorized shares of the same class or series remaining unissued before the division.

      The division giving rise to the amendment set forth above concerns a three for two split of the Common Stock of the Company. Such division is being effected as follows:

      (i) on February 6, 2001, (the "Effective Date") each share of Common Stock outstanding on January 15, 2001 (the "Record Date") will be split and converted into one and one-half (1-1/2) shares of Common Stock of the Company; and

      (ii) on or before the Effective Date, the Company's transfer agent and registrar will sign and register a certificate or certificates representing one share of the authorized but unissued Common Stock of the Company for every two shares of Common Stock held of record by each common shareholder of record on the Record Date, and will deliver or mail such certificates to each holder; and

      (iii) in settlement of fractional interests which may arise as a result of common shareholders of record on the Record Date holding a number shares not divisible by two, such common shareholders of record will be entitled to cash in an amount equal to the product of (a) the fraction one-half (1/2) multiplied by (b) 66-2/3% of the closing sale price of the Company's Common Stock as reported by the New York Stock Exchange on the Effective Date.


      The document entitled "Restated Articles of Incorporation of Graco Inc." marked as Exhibit A and attached hereto contains the full text of the Articles of Incorporation of Graco Inc., incorporating in its entirety the amendment of
Article 4.1(a) adopted by the Board of Directors on December 8, 2000.

      The document entitled "Restated Articles of Incorporation of Graco Inc.", attached hereto as Exhibit A, correctly sets forth, without change, the corresponding provisions of the existing articles as previously amended and merely restates the existing articles, plus the instant amendment to Article 4.1(a), in their entirety.

      The "Restated Articles of Incorporation of Graco Inc.", attached hereto as Exhibit A, supersede the prior restated Articles of Incorporation and all amendments thereto.

     IN WITNESS WHEREOF, the undersigned, the Secretary of Graco Inc., being duly authorized on behalf of Graco Inc., has executed this document this 15th day of December, 2000.



                                          /s/Robert M. Mattison
                                          -----------------------------
                                          Robert M. Mattison
                                          Secretary



STATE OF MINNESOTA
                        SS
COUNTY OF HENNEPIN

The foregoing instrument was acknowledged before me on December 15, 2000, by Robert M. Mattison, as Secretary of Graco Inc., on behalf of such corporation.



                                /s/Brenda L. Colsch
                                -------------------------------------
                                Brenda L. Colsch
                                Notary Public

                                    Exhibit A
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                                   GRACO INC.
            (Approved by the Board of Directors on December 8, 2000)


                                    ARTICLE I

            1.    The name of this corporation shall be Graco Inc.

                                    ARTICLE 2

            2. Corporation Service Company, is this corporation's registered agent in the State of Minnesota, and Multifoods Tower, 33 South Sixth Street, Minneapolis, Minnesota 55402, the business office address of Corporation Service Company, is the registered office of this corporation.

                                    ARTICL6E 3

            3. Any action required or permitted to be taken at a meeting of the Board of Directors of this corporation not needing approval by the shareholders under Minnesota Statutes, Chapter 302A, may be taken by written action signed by the number of directors that would be required to take such action at a meeting of the Board of Directors at which all directors are present.

                                    ARTICLE 4

            4.1 (a) The total number of shares which this corporation shall be authorized to issue is Forty-eight Million Twenty-two Thousand Five
      Hundred Forty-nine (48,022,549) shares of which Forty-five Million (45,000,000) shares of the par value of $1.00 per share shall be Common Shares, Three Million (3,000,000) shares of the par value of $1.00 per share shall be Preferred Shares and Twenty-two Thousand Five Hundred Forty-nine (22,249) shares of the par value of $100.00 per share shall be Cumulative Preferred Shares.

            (b) Preferred Shares may be issued from time to time in one or more series as the Board of Directors may determine, as hereinafter provided. The Board of Directors is hereby authorized by resolution or resolutions, to provide from time to time for series of Preferred Shares out of the unissued Preferred Shares not then allocated to any series of Preferred Shares. Before any shares of any such series are issued, the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, by resolution or resolutions, the designations and the relative rights and preferences thereof, of the shares of such series. Preferred Shares will be senior to the Cumulative Preferred Shares in terms of dividend and liquidation rights unless the Board of Directors specifically provides otherwise in the resolution or resolutions establishing a series of Preferred Shares.

            The  Board  of  Directors  is  expressly   authorized  to  vary  the
provisions relating to the foregoing matters among the various series of Preferred Shares.

            Preferred Shares of any series that shall be issued and thereafter acquired by the corporation through purchase, redemption (whether through the operation of a sinking fund or otherwise), conversion, exchange or otherwise, shall, upon appropriate filing and recording to the extent required by law, have the status of authorized and unissued Preferred Shares and may be reissued as part of such series or as part of any other series of Preferred Shares. Unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issue thereof, the number of authorized shares of any series of Preferred Shares may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution or resolutions of the Board of Directors and appropriate filing and recording to the extent required by law. In case the number of shares of any such series of Preferred Shares shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, resume the status of authorized but unissued Preferred Shares, undesignated as to series.

            4.2 The designations, relative rights, voting powers, preferences and restrictions granted to or imposed upon the Common Shares and Cumulative Preferred Shares, which shall be subject to the rights granted to any series of Preferred Shares in the resolutions authorizing the series, are as follows:

            (a) Voting. Except as expressly set forth in sub-division (f) below and except as otherwise provided in the resolutions authorizing any series of Preferred Shares or by law, the holders of Common Shares shall have the sole voting rights of shareholders of the corporation and shall be entitled to one vote for each share held. The shareholders of the corporation shall have no right to cumulate votes for the election of directors.

            (b) No Pre-emptive Rights. Except as provided in the resolutions authorizing any series of Preferred Shares, no holders of any share of stock of any class of this corporation shall have any pre-emptive right to subscribe to any issue of shares of any class of this corporation now or hereafter authorized or any security hereafter issued by this corporation convertible into shares of this corporation.

            (c) Dividends. The holders of Cumulative Preferred Shares shall be entitled to receive out of any assets legally available therefor, when and as declared by the Board of Directors, fixed cumulative dividends at the rate of five percent (5%) per annum upon the par value thereof, and no more, payable semiannually on January 1 and July 1 of each year. Such dividends shall be cumulative from January 1, 1969.

            In no event shall any dividend be paid or declared (other than dividends payable in Common Shares of any class), nor shall any distribution be made on the Common Shares of any class of the corporation, nor shall any Common Shares of any class be purchased, redeemed or otherwise acquired by the corporation for value unless all dividends on the Cumulative Preferred Shares for all past semiannual dividend periods and for the then current semiannual dividend period shall have been paid, or declared and a sum sufficient for the payment thereof set apart for payment.

            Subject to the provisions of this Article 5 and not otherwise, dividends may be declared by the Board of Directors and paid from time to time, out of any funds legally available therefor, upon the Common Shares, and the holders of Cumulative Preferred Shares shall not be entitled to participate in any such dividends.

            (d) Redemption. The Cumulative Preferred Shares of the corporation may be redeemed as a whole at any time or in part from time to time at the option of the corporation by resolution of the Board of Directors at the redemption price of $105 per share together with an amount equal to all accrued and unpaid cumulative dividends thereon from the date on which dividends thereon became cumulative to the redemption date. If less than all of the outstanding Cumulative Preferred Shares are to be redeemed, the shares to be redeemed shall be selected by the Board of Directors or by a person appointed for such purpose by the Board of Directors.

            Notice of every redemption of Cumulative Preferred Shares shall be mailed addressed to the holders of record of the shares to be redeemed at their respective addresses as they appear on the stock books of the corporation not less than thirty (30) and not more than sixty (60) days prior to the date fixed for redemption.

            If notice of redemption  shall have been duly given as aforesaid and if on or before the redemption date specified in the notice, all funds necessary for the redemption shall have been deposited in trust with a bank or trust company in good standing and doing business at any place within the United States, and designated in the notice of redemption, for the pro rata benefit of the shares so called for redemption, so as to be and continue to be available therefor, then, from and after the date of such deposit, notwithstanding that any certificate for Cumulative Preferred Shares so called for redemption shall not have been surrendered for cancellation, the shares represented thereby shall no longer be deemed outstanding, and the dividends thereon shall cease to accumulate from and after the date fixed for redemption, and all rights with respect to the Cumulative Preferred Shares so called for redemption shall forthwith, on the date of such deposit, cease and terminate except only the right of the holders thereof to receive the redemption price of the shares so redeemed, including accrued cumulative dividends to the redemption date, but without interest. Any funds deposited by the corporation pursuant to this paragraph and unclaimed at the end of six (6) years after the date fixed for redemption shall be repaid to the corporation upon its request expressed in a resolution of its Board of Directors, after which repayment the holders of the shares so called for redemption shall look only to the corporation for the payment thereof.

            (e) Dissolution, Liquidation, etc. In the event of any dissolution, liquidation or winding up of the affairs of the corporation, before any distribution or payment shall be made to the holders of Common Shares, the holders of the Cumulative Preferred Shares shall be entitled to be paid in full the par value thereof if such liquidation, dissolution or winding up shall be involuntary, and the sum of $105 per share if such liquidation, dissolution or winding up shall be voluntary, together, in either event, with a sum, in the case of each share, equal to the cumulative accrued and unpaid dividends thereon to the date fixed for such distribution or payment. If such distribution or payment shall have been made to the holders of the Cumulative Preferred Shares or moneys made available for such payment in full, the remaining assets and funds of the corporation shall be distributed ratably to the holders of the Common Shares. If there shall be insufficient assets to make full payment to the holders of Cumulative Preferred Shares as above provided, the assets of the corporation shall be distributed among the holders of Cumulative Preferred Shares ratably. Except as herein otherwise expressly provided, the Cumulative Preferred Shares shall not be entitled to participate in any of the profits, surplus or assets of the corporation. The consolidation or merger of the corporation into or with any other corporation or corporations pursuant to the statutes of the State of Minnesota shall not be deemed a liquidation, dissolution or winding up of the affairs of the corporation within the meaning of any of the provisions of this paragraph.

          (f) Special Voting Rights. The holders of Cumulative Preferred Shares shall not be entitled as such to vote at any meeting of the shareholders of the corporation except as required by law or as hereinafter otherwise provided.

                  (i) If an amendment to the Articles of Incorporation of the corporation would adversely affect the rights of the holders of Cumulative Preferred Shares, then in addition to the vote thereon by the holders of the Common Shares, the holders of Cumulative Preferred Shares shall be entitled to vote separately as a class thereon, and such amendment shall be adopted only if it receives the affirmative vote of the holders of a majority of the Cumulative Preferred Shares.

                  (ii) After an amount equivalent to three (3) full semi-annual dividend installments of the Cumulative Preferred Shares shall be in default, the holders of Cumulative Preferred Shares at the time outstanding, voting separately as a class shall, at any annual meeting of the shareholders or any special meeting of the shareholders called as herein provided occurring during such period, elect two (2) members of the Board of Directors, and the holders of the Common Shares, voting separately as a class, shall elect the remaining directors of the corporation.

                  (iii) After an amount equivalent to six (6) full semi-annual dividend installments of the Cumulative Preferred Shares shall be in default, the holders of Cumulative Preferred Shares, voting separately as a class, shall, at any annual meeting of the shareholders or any special meeting of the shareholders called as herein provided occurring during such period, elect the smallest number of directors necessary to constitute a majority of the full Board of Directors, and the holders of the Common Shares, voting separately as a class, shall elect the remaining directors of the corporation.

            At any annual meeting or special meeting of shareholders for the election of directors occurring after all cumulative dividends then in default on the Cumulative Preferred Shares then outstanding, including the dividend for the then current semi-annual period, shall have been paid, or declared and set apart for payment, the Cumulative Preferred Shares shall thereupon be divested of any rights with respect to the election of directors as above provided, but always subject to the same provisions for the revesting of such voting power in the Cumulative Preferred Shares in the case of a future like default or defaults in dividends on Preferred Shares.

            Voting power for the election of directors vested in the holders of the Cumulative Preferred Shares as above provided may be exercised at any annual meeting of shareholders or at a special meeting of shareholders held for such purpose, which special meeting of shareholders shall be called by the proper officers of the corporation at any time when such voting power shall be vested within twenty (20) days after written request therefor signed by the holder or holders of not less than ten percent
      (10%) of the Cumulative Preferred Shares then outstanding, the date of such special meeting to be not more than twenty (20) days from the date of giving notice thereof, and such notice shall be given to all holders of Cumulative Preferred Shares and Common Shares not less than ten (10) days prior to said meeting. In each such case such notice shall direct attention to the voting rights of the holders of Cumulative Preferred Shares. At any such meeting the presence in person or by proxy of the holders of a majority of the Cumulative Preferred Shares outstanding shall be required to constitute a quorum for the election of directors whom the holders of Cumulative Preferred Shares are entitled to elect and, likewise, the presence in person or by proxy of the holders of a majority of the Common Shares outstanding shall be required to constitute a quorum for the election of directors whom the holder of Common Shares are entitled to elect; provided that either the Cumulative Preferred shareholders or the Common shareholders who are present in person or by proxy at such a meeting shall have power to adjourn such meeting for the election of directors to be elected by them from time to time, without notice other than announcement at the meeting and, provided further, that the adjournment of the meeting for lack of a quorum of the Common shareholders shall not prevent the election at that meeting of the directors whom the Cumulative Preferred shareholders are entitled to elect if there is a quorum of the Cumulative preferred shareholders.

            If at any time the holders of Cumulative Preferred Shares shall become entitled to elect two (2) directors or a majority of the Board of Directors as aforesaid, the terms of all incumbent directors shall expire whenever such two (2) directors or such majority have been duly elected and qualified.

            Whenever the Cumulative Preferred Shares shall be divested of voting power with respect to the election of directors the terms of all then incumbent directors shall expire upon the election of a new board by the holders of Common Shares at the next annual or special meeting for the election of directors.

            If a vacancy or vacancies in the Board of Directors shall exist with respect to a director or directors elected by the Cumulative Preferred shareholders, the remaining director or directors elected by the Cumulative Preferred shareholders may, by the vote of such remaining director if there be but one, or by the vote of a majority of such remaining directors if there be more than one, elect a successor or successors to hold office for the unexpired term. Likewise, a vacancy or vacancies existing with respect to directors elected by the Common shareholders may be filled by the remaining director or directors elected by the Common shareholders.




                                    ARTICLE 5

            5.1 Whether or not a vote of shareholders is otherwise required, the affirmative vote of the holders of not less than two-thirds of the outstanding shares of "Voting Stock" (as hereafter defined) of the corporation shall be required for the approval or authorization of any "Business Combination" (as hereafter defined) with any Related Person (as hereafter defined) involving the corporation or the approval or authorization by the corporation in its capacity as a shareholder of any Business Combination involving a "Subsidiary" (as hereafter defined) which requires the approval or authorization of the shareholders of the Subsidiary; provided, however, that the two-thirds voting requirement shall not be applicable if:

            (a) The "Continuing Directors" (as hereafter defined) by a majority vote have expressly approved the Business Combination; or

            (b) The Business Combination is a merger, consolidation, exchange of shares or sale of all or substantially all of the assets of the corporation and the cash or fair market value (determined as of the effective date of such Business Combination or, in the case of a sale of assets as of the date of the distribution of the proceeds of the sale to the shareholders of the corporation) of the property, securities or other consideration to be received per share by holders of common stock of the corporation other than the Related Person is not less than the highest per share price (with appropriate adjustments for recapitalizations, stock splits, stock dividends and like distributions), paid by the Related Person in acquiring any of its holdings of the corporation's common stock during the two-year period prior to the effective date of the Business Combination or the distribution of the proceeds of a sale of assets.

            5.2   For the purposes of this Article 6:

            (a)   The term "Business Combination" shall mean

                  (i) any merger or consolidation of the corporation or a Subsidiary with or into a Related Person,

                  (ii) any exchange of shares of the corporation or a Subsidiary for shares of a Related Person which, in the absence of this Article, would have required the affirmative vote of at least a majority of the voting power of the outstanding shares of the corporation entitled to vote or the affirmative vote of the corporation, in its capacity as a shareholder of the Subsidiary,

                  (iii) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of transactions), including, without limitation, a mortgage or any other security device, of all or any "Substantial Part" (as hereinafter defined) of the assets either of the corporation (including, without limitation, any voting securities of a Subsidiary) or of a Subsidiary, to or with a Related Person,

                  (iv) any sale, lease, exchange, transfer or other disposition (in one transaction or a series of transactions) of all or any Substantial Part of the assets of a Related Person to or with the corporation or a Subsidiary,

                  (v) the issuance of any securities to a Related Person (except pursuant to stock dividends, stock splits or similar transactions which would not have the effect of increasing the proportionate voting power of a Related Person) of the corporation, or of a Subsidiary (except pursuant to a pro rata distribution to all holders of common stock of the corporation),

                  (vi) any recapitalization or reclassification that would have the effect of increasing the voting power of a Related Person, and

                  (vii) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination.

            (b) The term "Related Person" shall mean and include any individual, corporation, partnership or other person or entity which, together with its "Affiliates" and "Associates" (as defined on February 24, 1984 by Rule 12b-2 under the Securities Exchange Act of 1934), "Beneficially Owns" (as defined on February 24, 1984 by Rule 13d-3 under the Securities Exchange Act of 1934) in the aggregate 15 percent or more of the outstanding Voting Stock of the corporation, and any Affiliate or Associate (other than the corporation or a wholly-owned subsidiary of the corporation) of any such individual, corporation, partnership or other person or entity.

            (c) The term "Substantial Part" shall mean more than 30 percent of the fair market value of the total assets of the corporation in question, as of the end of its most recent fiscal year ending prior to the time the determination is being made.

            (d) Without limitation, any shares of common stock of the corporation that any Related Person has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise, shall be deemed beneficially owned by the Related Person.

            (e) The term "Subsidiary" shall mean any corporation, a majority of the equity securities of any class of which are owned by the corporation, by another Subsidiary, or in the aggregate by the corporation and one or more of its Subsidiaries.

            (f) The term "Voting Stock" shall mean all outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors and each reference to a proportion of shares of Voting Stock shall refer to such proportion of the votes entitled to be cast by such shares.

            (g) The term "Continuing Director" shall mean (i) a director who was a member of the Board of Directors of the corporation either on February 24, 1984 or immediately prior to the time that any Related Person involved in the Business Combination in question became a Related Person and (ii) any person becoming a director whose election, or nomination for election by the corporation's shareholders, was approved by a vote of a majority of the Continuing Directors; provided, however, that in no event shall a Related Person involved in the Business Combination in question be deemed to be a Continuing Director.

            5.3 For the purposes of this Article 6 the Continuing Directors by a majority vote shall have the power to make a good faith determination, on the basis of information known to them, of: (i) the number of shares of Voting Stock of the corporation that any person or entity Beneficially Owns, (ii) whether a person or entity is an Affiliate or Associate of another, (iii) whether the assets subject to any Business Combination constitute a Substantial Part, (iv) whether any business transaction is one in which a Related Person has an interest, (v) whether the cash or fair market value of the property, securities or other consideration to be received per share by holders of capital stock of the corporation other than the Related Person in a Business Combination is an amount at least equal to the highest per share price paid by the Related Person and (vi) such other matters with respect to which a determination is required under this Article 6.

            5.4 The provisions set forth in this Article 6 may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of the holders of not less than two-thirds of the outstanding shares of Voting Stock of the corporation.

                                    ARTICLE 6

            6.1 The number of directors shall initially be ten and, thereafter, shall be fixed from time to time by the Board of Directors or by the affirmative vote of the holders of two-thirds of the voting power of the outstanding capital stock of the corporation, voting together as a single class. The directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 1988 annual meeting of shareholders, the term of office of the second class to expire at the 1989 annual meeting of shareholders and the term of office of the third class to expire at the 1990 annual meeting of shareholders. At each annual meeting of shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election.

            6.2 Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of shareholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

            6.3 Any directors, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of the proportion or number of the voting power of the shares of the classes or series the director represents sufficient to elect them.

            6.4 The provisions of this Article 7 may not be repealed or amended in any respect, unless such action is approved by the affirmative vote of the holders of not less than two-thirds of the outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

                                    ARTICLE 7

            7. No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article 8 shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 302A.559 of the Minnesota Business Corporation Act or Section 80A.23 of the Minnesota Securities Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article 8 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                    ARTICLE 8

            8. The Board of Directors of the corporation (the "Board"), when evaluating any offer of another party, (a) to make a tender or exchange offer for any Voting Stock (as defined in Article 6) of the corporation or (b) to effect a Business Combination (as defined in Article 6), shall, in connection with the exercise of its judgment in determining what is in the best interests of the corporation as a whole, be authorized to give due consideration to such factors as the Board determines to be relevant, including, without limitation:

                  (i)   the interests of the corporation's shareholders;

                  (ii) the social, legal and economic effects upon employees, suppliers, customers and others having similar relationships with the corporation, and the communities in which the corporation conducts its business;

                  (iii) whether the proposed transaction might violate federal or state laws; and

                  (iv) not only the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding capital stock of the corporation, but also the market price for the capital stock of the corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the corporation as a whole or in part of through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic or other factors bearing on securities prices and the corporation's financial condition and future prospects.

            In connection with any such evaluation, the Board is authorized to conduct such investigations and to engage in such legal proceedings as the Board may determine.